UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)            July 9, 2007

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-6468	Georgia Power Company (A Georgia Corporation) 241 Ralph McGill Boulevard, N.E. Atlanta, Georgia 30308 (404) 506-6526	58-0257110

The address of the registrant has not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Incorporation of Certain Documents by Reference

Georgia Power Company (the “Company”) plans to issue its Series 2007D Senior Notes due July 15, 2047 (the “Series 2007D Senior Notes”), which will be insured by MBIA Insurance Corporation.

Pursuant to Rule 411 of Regulation C under the Securities Act of 1933, as amended (the “Securities Act”), and in reliance on MBIA Insurance Corporation, SEC No-Action Letter (September 6, 1996), the Company does hereby incorporate by reference the consolidated financial statements of MBIA Insurance Corporation as of December 31, 2006 and December 31, 2005 and for each of the years in the three-year period ended December 31, 2006, included as Exhibit 99.1 to the Annual Report on Form 10-K of MBIA, Inc. (which was filed with the Securities and Exchange Commission on March 1, 2007) into (i) this Current Report on Form 8-K; (ii) the Company’s Registration Statement on Form S-3 (File No. 333-140954); (iii) the preliminary prospectus supplement relating to the Series 2007D Senior Notes to be filed pursuant to Rule 424(b) under the Securities Act; and (iv) the final prospectus supplement relating to the Series 2007D Senior Notes to be filed pursuant to Rule 424(b) under the Securities Act.

In connection with the incorporation of such documents by reference, the Company is hereby filing the consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for MBIA Insurance Corporation, insurer of the Series 2007D Senior Notes, to such incorporation by reference and to the use of its name in each such prospectus supplement. The consent of PricewaterhouseCoopers LLP is filed herewith as Exhibit 23.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for MBIA Insurance Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2007	GEORGIA POWER COMPANY By /s/Wayne Boston Wayne Boston Assistant Secretary